As filed with the Securities and Exchange Commission on March 22, 2024

                      File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FUELS INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	98-1067994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Union Blvd., Suite 600

Lakewood, Colorado 80228

(303) 974-2140

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Energy Fuels Resources (USA) Inc.
225 Union Blvd., Suite 600

Lakewood, Colorado 80228

(303) 974-2140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Raymer James Guttman Dorsey & Whitney LLP Brookfield Place, 161 Bay Street, Suite 4310 Toronto, Ontario, M5J 2S1, Canada

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement contains:

  a base shelf prospectus which covers the offering, issuance and sale by the registrant of the registrant's common shares, warrants, rights, subscriptions receipts, preferred shares, debt securities and/or units; and
  an "at the market offering" prospectus covering the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $150,000,000 of the registrant's common shares that may be issued and sold from time to time under Controlled Equity OfferingSM Sales Agreement by and among the registrant, Cantor Fitzgerald & Co., BMO Capital Markets Corp., Canaccord Genuity LLC and B. Riley Securities, Inc., as sales agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus.

PROSPECTUS

ENERGY FUELS INC.

Common Shares
Warrants

Rights
Subscription Receipts

Preferred Shares

Debt Securities

Units

Energy Fuels Inc. may offer and sell, from time to time, the Company's common shares, without par value (which we refer to as "Common Shares"), warrants to purchase Common Shares, warrants to purchase Preferred Shares (which we refer to collectively as "Warrants"), rights to purchase Common Shares or other securities of the Company (which we refer to as "Rights") or any combination thereof (which we refer to as "Units"), subscription receipts for Common Shares, Warrants, Preferred Shares or any combination thereof (which we refer to as "Subscription Receipts"), preferred shares of the Company (which we refer to as "Preferred Shares"), or debt securities of the Company which may or may not be converted into other securities (which we refer to as "Debt Securities"), in one or more transactions under this Prospectus (which we refer to as the "Prospectus").  The Company may also offer under this Prospectus any Common Shares or Preferred Shares issuable upon the exercise of Warrants and any Common Shares or other securities of the Company issuable upon the exercise of Rights and any Common Shares or other securities issuable on conversion of Subscription Receipts, Preferred Shares or Debt Securities. Collectively, the Common Shares, Warrants, Rights, Subscription Receipts, Preferred Shares, Debt Securities, Common Shares or Preferred Shares issuable upon exercise of the Warrants, Common Shares or other securities issuable upon the exercise or conversion of Rights, Subscription Receipts, Preferred Shares, Debt Securities or Units are referred to as the "Securities."

This Prospectus provides you with a general description of the Securities that we may offer.  Each time we offer Securities, we will provide you with a prospectus supplement (which we refer to as the "Prospectus Supplement") that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this Prospectus.

The Common Shares are traded on NYSE American LLC (which we refer to as "NYSE American") under the symbol "UUUU" and on the Toronto Stock Exchange (which we refer to as the "TSX") under the symbol "EFR". On March 19, 2024, the last reported sale price of the Common Shares on NYSE American was $6.05 per Common Share and on the TSX was Cdn$8.20 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold, and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See "Risk Factors."

These Securities are speculative and involve a high degree of risk. You should carefully read the information under the heading "Risk Factors" on page 5 of this Prospectus and the risk factors incorporated by reference in any applicable Prospectus Supplement before making a decision to purchase the Securities.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (which we refer to as the "SEC") or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MARCH 22, 2024.

ABOUT THIS PROSPECTUS

This Prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, we may from time to time, offer and sell to the public any combination of the securities described in the registration statement in one or more offerings.

This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Rights, the designation, number and terms of the Common Shares or other securities of the Company purchasable upon exercise of the Rights, any procedures that will result in the adjustment of these numbers, the date of determining the shareholders entitled to the Rights distribution, the exercise price, the dates and periods of exercise, the currency in which the Rights are issued and any other terms specific to the Rights being offered; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Preferred Shares, Warrants or other securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; (v) in the case of Preferred Shares, the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company's articles of incorporation; (vi) in the case of the Debt Securities, terms of any debt securities and any related agreements or indentures; and (vii) in the case of Units, the designation, number and terms of the Securities comprising the Units;  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See "Plan of Distribution".

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under "Documents Incorporated by Reference", any free writing prospectus and the additional information described below under "Where You Can Find More Information."

Owning securities may subject you to tax consequences both in the United States and Canada.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to "$" are to United States dollars. Canadian dollars are indicated by the symbol "Cdn$".

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to "Energy Fuels" "Company," "we," "us," "Registrant," "our" refer to Energy Fuels Inc., either alone or together with its subsidiaries as the context requires.

SUMMARY

The Company

Energy Fuels Inc. is an Ontario corporation with its corporate offices located in Lakewood, Colorado (a city in the Denver metropolitan area). It was incorporated on June 24, 1987 in the Province of Alberta under the name "368408 Alberta Inc." In October 1987, 368408 Alberta Inc.  changed its name to "Trevco Oil & Gas Ltd." In May 1990, we changed our name to "Trev Corp." In August 1994, Trevco Oil & Gas Ltd.  changed its name to "Orogrande Resources Inc." In April 2001, Orogrande Resources Inc. changed its name to "Volcanic Metals Exploration Inc." On September 2, 2005, the Company was continued under the Business Corporations Act (Ontario). On March 26, 2006, Volcanic Metals Exploration Inc. acquired 100% of the outstanding shares of "Energy Fuels Resources Corporation." On May 26, 2006, Volcanic Metals Exploration Inc. changed its name to "Energy Fuels Inc." On November 5, 2013, the Company amended its Articles of Incorporation to consolidate its issued and outstanding, freely tradable Common Shares of the Company on the basis of one post-consolidation Common Share for every 50 pre-consolidation Common Shares (the "Consolidation").

Energy Fuels Inc. and its subsidiary companies (collectively, the "Company" or "Energy Fuels") are together engaged in conventional and in situ recovery ("ISR") uranium extraction, recovery and sales of uranium from mineral properties and the recycling of uranium-bearing materials generated by third parties, along with the exploration, permitting and evaluation of uranium properties in the United States (the "U.S."). As a part of these activities, the Company also acquires, explores, evaluates and, if warranted, permits uranium properties. The Company's final uranium product, uranium oxide concentrate ("U3O8" or "uranium concentrate"), known more commonly as "yellowcake," is sold to customers for further processing into fuel for nuclear reactors. The Company also produces vanadium pentoxide ("V2O5") as a co-product of uranium at the White Mesa Mill (the "White Mesa Mill" or the "Mill") from certain of its Colorado Plateau properties and at times from solutions in its Mill tailings impoundment system, each as market conditions warrant. The Mill is also ramping up to commercial production of rare earth element ("REE") carbonate ("RE Carbonate") from various uranium- and REE-bearing materials acquired from third parties and is working on modifications and enhancements to its existing infrastructure for the potential production of separated REE oxides. Additionally, the Company is evaluating the potential to recover radioisotopes from its existing uranium process streams at the Mill for use in targeted alpha therapy ("TAT") therapeutics for the treatment of cancer.

With its uranium, vanadium, REE and potential radioisotope production, the Mill is working to establish itself as a critical minerals hub in the U.S.

Uranium is the fuel for carbon-free, emission-free baseload nuclear power - one of the cleanest forms of energy in the world; REEs are used to manufacture permanent magnets for electric vehicles ("EVs"), wind turbines and other clean energy and modern technologies. Energy Fuels produces both. Concurrently, the Company's recycling program (known as its "Alternate Feed Program"), works to reduce the levels of new production and natural disturbances needed to meet global energy demand by recycling feed sources that would have otherwise been lost to direct disposal and extracting additional valuable minerals from them. In short, through its uranium and REE production and long-standing recycling program, Energy Fuels works to help address global climate change by producing materials that ultimately reduce reliance on carbon dioxide ("CO2") emitters, such as fossil fuels, while also ensuring that materials already extracted but only partially utilized are instead used to the fullest extent practicable so as to limit the global mining footprint and reduce the number of constituents ultimately disposed of. Additionally, certain radioisotopes, which the Company is evaluating for recovery from its uranium processing streams, have the potential to provide the isotopes needed for emerging TAT cancer-fighting therapeutics.

The Company is a "development stage issuer" as defined by Subpart 1300 of Regulation S-K adopted by the SEC (collectively, "S-K 1300"), as it is engaged in the preparation of Mineral Reserves for extraction from at least one material property. For a detailed description of the business of Energy Fuels, please refer to "Item 1. Description of Business" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Our principal place of business and the head office of our U.S. subsidiaries is located at 225 Union Boulevard, Suite 600, Lakewood, Colorado, 80228 USA. Our registered office is located at 82 Richmond St. East, Suite 308, Toronto, ON M5C 1P1, Canada.

The Securities Offered under this Prospectus

We may offer the Common Shares, Warrants, Rights, Subscription Receipts, Preferred Shares, Debt Securities or Units from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities we may offer.  Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

  aggregate offering price;
  the designation, number and terms of the Common Shares or Preferred Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
  the record date for shareholders entitled to receive the Rights, the designation, number and terms of the Common Shares or other securities purchasable upon exercise of the Rights, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;
  rates and times of payment of interest or dividends, if any;
  redemption, conversion, exchange or sinking funds terms, if any;
  rank and security, if any;
  conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the securities or other property receivable upon conversion or exchange;
  restrictive covenants, if any;
  voting or other rights, if any; and
  important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference.  However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

We may offer Common Shares.  Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.

Our Common Shares are described in greater detail in this Prospectus under "Description of Common Shares."

Warrants

We may offer Warrants for the purchase of Common Shares or Preferred Shares, in one or more series, from time to time.  We may issue Warrants independently or together with Common Shares or Preferred Shares and the Warrants may be attached to or separate from such securities.

The Warrants may be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the Warrants.  In this Prospectus, we have summarized certain general features of the Warrants under "Description of Warrants."  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants.  If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Rights

We may offer Rights to our existing shareholders to purchase additional Common Shares, Preferred Shares or other securities of the Company. For any particular Rights, the applicable Prospectus Supplement will describe the terms of such Rights and rights agreement including the period during which such Rights may be exercised, the manner of exercising such Rights, the transferability of such Rights and the number of Common Shares, Preferred Shares or other securities that may be purchased in connection with each right and the subscription price for the purchase of such Common Shares, Preferred Shares or other securities. In connection with a Rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the Rights offering by existing shareholders, which will be described in the applicable Prospectus Supplement.  Each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent.

In this Prospectus, we have summarized certain general features of the Rights under "Description of Rights."  We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the Rights being offered, as well as the complete Rights certificates that contain the terms of the Rights.  We may evidence each series of rights by rights certificates that we may issue under a separate rights agreement with a rights agent.  If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the rights agreements that describe the terms of the series of Rights we are offering before the issuance of the related series of Rights.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Preferred Shares, Warrants or other securities of the Company or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Preferred Shares

We may offer Preferred Shares. The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company's articles of incorporation. The Series A Preferred Shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Shares.

Debt Securities

We may offer secured or unsecured Debt Securities, which may or may not be converted into other securities, under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Units

We may offer Units consisting of Common Shares, Warrants, Preferred Shares, Rights, Subscription Receipts and Debt Securities in any combination.  In this Prospectus, we have summarized certain general features of the Units under "Description of Units." We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered.  We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent ("Unit Agent").  If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See "Risk Factors," as well as other information included in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our Securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our Securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable Prospectus Supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the Prospectus Supplement or appearing or incorporated by reference in this Prospectus, including the risks, uncertainties and assumptions discussed under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information" within the meaning of applicable United States ("U.S.") and Canadian securities laws (collectively, "forward-looking statements"), which may include, but are not limited to, statements with respect to the Company's: anticipated results and progress of our operations in future periods; planned exploration; development of our properties; plans related to our business, such as the ramp-up of our uranium business in response to improved uranium prices, our REE line of business, including work on our South Bahia heavy mineral sands ("HMS") project in Brazil (the "Bahia Project") and our planned development of capabilities for the commercial separation of REEs at the White Mesa Mill; plans related to our potential recovery of radioisotopes at the Mill for use in the production of TAT medical treatments; any plans related to the acquisition of additional mineral properties; and any plans relating to the ramp-up of production or ongoing operations at any of our uranium, uranium/vanadium and/or HMS properties. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as "expects" or "does not expect," "is expected," "is likely," "budgets," "scheduled," "forecasts," "intends," "anticipates" or "does not anticipate," "continues," "plans," "estimates," or "believes," and similar expressions or variations of such words and phrases or statements stating that certain actions, events or results "may," "could," "would," "might," or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this Prospectus should not be unduly relied upon.

Readers are cautioned that it would be unreasonable to rely on any such forward-looking statements as creating any legal rights, and that the forward-looking statements are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially), and objectives and strategies may differ or change, from those expressed or implied in the forward-looking statements as a result of various factors. Such risks and uncertainties include, but are not limited to: global economic risks, such as the occurrence of a pandemic, political unrest or wars; cybersecurity risks associated with critical and other highly sensitive minerals of international interest, which are key to national security; risks associated with the restart and subsequent operation of any of our uranium, uranium/vanadium and HMS mines; risks associated with our commercial production of an RE Carbonate or separated REE oxides and the planned expansion of such production, and risks associated with the exploration and development of our Bahia Project in Brazil; risks associated with the potential recovery of radioisotopes for use in the Company's TAT initiatives; risks associated with potential mineral acquisitions internationally, including geopolitical considerations; risks associated with increased regulatory requirements applicable to our operations in response to pressure from special interest groups or otherwise; and risks generally encountered in the exploration, development, operation, closure and reclamation of mineral properties and processing and recovery facilities. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation the following risks:

  global economic risks, including the occurrence of unforeseen or catastrophic events, such as political unrest, wars or the emergence of a widespread health emergency, which could create operational, economic and financial disruptions for an indeterminate period of time that could materially impact our business, operations, personnel and financial condition;
  risks associated with Mineral Reserve and Mineral Resource estimates, including the risk of errors in assumptions or methodologies and changes to estimate disclosure rules and regulations;
  risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and our ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions;
  uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or ISR;
  risks associated with our commercial production of RE Carbonate, separated REE oxides, and potentially other REE and REE-related value-added products (collectively, "RE Products") at the Mill or elsewhere, including risks: that we may not be able to produce RE Products that meet commercial specifications at commercial levels or at all, or at acceptable cost levels; of not being able to secure adequate supplies of uranium and REE-bearing ores in the future at satisfactory costs; of not being able to increase our sources of uranium and REE-bearing ores to meet future planned production goals; of not being able to sell our RE Products at acceptable prices; of not being able to successfully construct and operate potential other downstream REE activities, including metal-making and alloying, if pursued in the future; of legal and regulatory challenges and delays; and the risk of technological or market changes that could impact the REE industry or our competitive position;
  risks associated with the uranium reserve program for the U.S. (the "U.S. Uranium Reserve Program") being subject to appropriation by the U.S. Congress, and the expansion of the U.S. Uranium Reserve Program;
  risks associated with current federal, state and local administrations and changes thereto, including a lack of support of mining, uranium mining, nuclear energy, REE recovery or other aspects of our business;
  geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets and equipment malfunctions;
  risks associated with the depletion of existing Mineral Resources through extraction without comparable replacements;
  risks associated with identifying/obtaining adequate quantities of uranium-bearing materials not derived from conventional material sourced by third parties and other feed sources required for the operation of our Mill;
  risks associated with labor costs, labor disturbances and unavailability of skilled labor;
  risks associated with availability and/or fluctuations in the costs of raw materials and consumables used in our production;
  risks and costs associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, changes in regulatory attitudes and approaches, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs;
  risks associated with increased regulatory requirements applicable to our operations in response to pressure from special interest groups or otherwise;
  risks associated with our dependence on third parties in the provision of transportation and other critical services;
  risks associated with our ability to obtain, extend or renew land tenure, including mineral leases and surface use agreements, and to negotiate access rights on certain properties, on favorable terms or at all;
  risks associated with potential information security incidents, including cybersecurity breaches;
  risks that we may compromise or lose our proprietary technology or intellectual property in certain circumstances, which could result in a loss in our competitive position and/or the value of our intangible assets;
  risks associated with our ongoing ability to successfully develop, attract and retain qualified management, Board members and other key personnel critical to the success of our business, given limited significant experience in our key industries;
  competition for, among other things, capital, mineral properties and skilled personnel;
  the adequacy of, and costs of retaining, our insurance coverage;
  uncertainty as to reclamation and decommissioning liabilities;

  the ability of our bonding companies to require increases in the collateral required to secure reclamation obligations;
  the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending resolution;
  our ability to meet our obligations to our creditors and to access credit facilities on favorable terms;
  risks associated with our relationships with our business and joint venture partners, including associated geopolitical risks;
  failure to obtain industry partner, government, and other third-party consents and approvals, when required;
  failure to complete and integrate proposed acquisitions, and/or to incorrectly assess the value or risks associated with of completed acquisitions, including our acquisition of mineral concessions at the Bahia Project and any future acquisitions;
  risks associated with a Brazilian federal or state government enacting or managing a conservation unit or environmental protection area or implementing a management plan in connection therewith that could impact planned production at or restrict the Company's ability to or prevent the Company from mining significant portions of the Company's Bahia Project;
  risks associated with fluctuations in price levels for HMS concentrate ("HMC") and its components, including the prices for ilmenite, rutile, titanium and zircon, which could impact planned production levels or the feasibility of production of HMC and monazite from our Bahia Project and any other HMS project the Company may acquire or participate in, which could impact monazite supply for our RE Carbonate, separated  REE oxide and any other REE value-added product production;
  risks posed by fluctuations in share price levels, exchange rates and interest rates, and general economic conditions;
  risks inherent in our and industry analysts' forecasts/predictions of future uranium, vanadium, copper (if and when produced) and REE price levels, including the prices for RE Carbonates, separated REE oxides, REE metals and REE metal alloys;
  market prices of uranium, vanadium, REEs and (if relevant) copper, which are cyclical with substantial price fluctuations;
  risks associated with future uranium sales, if any, being required to be made at spot prices, unless we are able to continue to enter into new long-term contracts at satisfactory prices in the future;
  risks associated with our vanadium sales, if any, generally being required to be made at spot prices;
  risks associated with our RE Carbonate sales and REE oxide sales, if any, being tied to REE spot prices;
  failure to obtain suitable uranium sales terms at satisfactory prices in the future, including spot and term sale contracts;
  failure to obtain suitable vanadium sales terms at satisfactory prices in the future;
  failure to obtain suitable copper (if and when produced) or REE sales terms at satisfactory prices in the future;
  risks that we may not be able to fulfill all our sales commitments out of inventories or production and may be required to fulfill deliveries through spot purchases at a loss or through other negotiable means that are unfavorable to the Company;
  risks associated with any expectation that we will successfully help in the cleanup of historic abandoned uranium mines;
  risks associated with asset impairment as a result of market conditions;
  risks associated with lack of access to markets and the ability to access capital;
  risks associated with our ability to raise debt financing as may be required or desirable for planned expansion of our operations or for the development of projects with third parties in which we have a joint venture or other interest;
  risks associated with public and/or political resistance to nuclear energy or uranium extraction and recovery;
  risks associated with inaccurate or nonobjective media coverage of our activities and the impact such coverage may have on the public, the market for our securities, government relations, commercial relations, permitting activities and legal challenges, as well as the costs to us of responding to such coverage;
  risks associated with potential impacts of public perceptions on our commercial relations;
  uranium industry competition, international trade restrictions and the impacts they have on world commodity prices of foreign state-subsidized production, and wars or other conflicts influencing international demand and commercial relations;
  risks associated with foreign government actions, policies and laws and foreign state-subsidized enterprises with respect to REE production and sales, which could impact REE prices, access to global and domestic markets for the supply of REE-bearing ores, and our sale of RE Carbonate, separated REE oxides or REE products and services globally and domestically;

  risks associated with our involvement in industry petitions for trade remedies and the extension of the Russian Suspension Agreement, including costs of pursuing such remedies and the potential for negative responses or repercussions from various interest groups, consumers of uranium, and participants in other phases of the nuclear fuel cycle domestically and abroad;
  risks associated with governmental or regulatory agency actions, policies, laws, regulations and interpretations with respect to nuclear energy or uranium extraction and recovery, as well as to REE and other mineral extraction and recovery activities;
  risks related to potentially higher than expected costs related to any of our projects or facilities;
  risks related to our ability to potentially recover copper from our Pinyon Plain Project, should we decide to pursue it;
  risks related to stock price, volume volatility and market events and our ability to maintain inclusion in various stock indices;
  risks related to our ability to maintain our listings on NYSE American and the TSX;
  risks related to dilution of currently outstanding shares from additional share issuances, depletion of assets, etc.;
  risks related to our securities, including securities regulations, and our lack of dividends;
  risks related to our issuance of additional freely tradeable Common Shares under our at-the-market program or otherwise to provide adequate liquidity in depressed commodity market situations;
  risks related to acquisition and integration issues, or related to defects in title to our mineral properties;
  risks related to our method of accounting for equity investments in other companies potentially resulting in material changes to our financial results that are not fully within our control;
  risks related to conducting business operations in foreign countries including heightened risks of expropriation of assets, business interruption, increased taxation, import/export controls, or unilateral modification of concessions and contracts;
  risks related to any material weaknesses that may be identified in our internal controls over financial reporting. If we are unable to implement/maintain effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, negatively affecting the market price of our common stock;
  risks of amendment to mining laws, including the imposition of any royalties on minerals extracted from federal lands, the designation of national monuments, mineral withdrawals or similar actions, which could adversely impact our affected properties or our ability to operate our affected properties;
  risks related to proposed or completed land exchanges made between federal and state agencies that may impact our unpatented mining claims and other rights, including: undesirable changes to our mineral tenure on exchanged lands; and/or the application of production royalties not previously owed on the claims; and
  risks related to our potential recovery of radioisotopes at the Mill for use in our TAT initiatives, including a risk of technological or market changes that could impact the industry or our competitive position, and any expectation that: such potential recovery will be feasible or that the radioisotopes will be able to be sold on a commercial basis; all required licenses, permits and regulatory approvals will be obtained on a timely basis or at all; and the cancer treatment therapeutics will receive the required approvals and will be commercially successful.

Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation in interest rates and foreign exchange rates; that the supply and demand for, deliveries of, and the level and volatility of prices of uranium, vanadium, REEs and our other primary metals, radioisotopes and minerals develop as expected; that uranium, vanadium and REE prices required to reach, sustain or increase expected or forecasted production levels are realized as expected; that our RE Carbonate production, planned production of separated REE oxides or any other proposed REE activities, our proposed radioisotope program, or other potential production activities will be technically or commercially successful; that we receive regulatory and governmental approvals for our development projects and other operations on a timely basis; that we are able to operate our mineral properties and processing facilities as expected; that we are able to implement new process technologies and operations as expected; that existing licenses and permits are renewed as required; that we are able to obtain financing for our development projects on reasonable terms; that we are able to procure mining equipment and operating supplies in sufficient quantities and on a timely basis; that engineering and construction timetables and capital costs for our development and expansion projects and restarting projects on standby are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that there are no unanticipated changes in collateral requirements for surety bonds; that there are no unanticipated changes to market competition; that our Mineral Reserve and Mineral Resource estimates are within reasonable bounds of accuracy (including with respect to size, grade and recoverability) and that the geological, operational and price assumptions on which these are based are reasonable; that environmental and other administrative and legal proceedings or disputes are satisfactorily resolved; that there are no significant changes to regulatory programs and requirements or interpretations that would materially increase regulatory compliance costs, bonding costs or licensing/permitting requirements; that there are no significant amendments to mining laws, including the imposition of any royalties on minerals extracted from federal lands; that there are no designations of national monuments, mineral withdrawals, land exchanges or similar actions, which could adversely impact any of our material properties or our ability to operate any of our material properties; that there are no conservation units or environmental protection areas or management plans that could impact planned production at or restrict the Company's ability to or prevent the Company from mining significant portions of the Company's Bahia Project; and that we maintain ongoing relations with our employees and with our business and joint venture partners.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further in our Annual Report on Form 10-K for the year ended December 31, 2023, as may be amended or revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated herein by reference. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Statements relating to "Mineral Reserves" or "Mineral Resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the Mineral Reserves and Mineral Resources described may be profitably extracted in the future.

Market, Industry and Other Data

The documents incorporated by reference herein contain estimates, projections and other information concerning our industry, our business and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research, as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

We qualify all forward-looking statements contained in this Prospectus and the documents incorporated by reference herein by the foregoing cautionary statements.

CAUTIONARY NOTE TO INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES AND RESERVES

We are a U.S. domestic issuer for SEC reporting purposes, a majority of our outstanding voting securities are held by U.S. residents, we are required to report our financial results under generally accepted accounting principles in the U.S. and our primary trading market is the NYSE American. However, because we are incorporated in Ontario, Canada and also listed on the TSX, this Prospectus also contains or incorporates by reference certain disclosure that satisfies the additional requirements of Canadian securities laws that differ from the requirements of U.S. securities laws.

All mineral estimates constituting mining operations that are material to our business or financial condition included in this Prospectus, and in the documents incorporated by reference herein, have been prepared in accordance with both 17 CFR Subparts 220.1300 and 229.601(b)(96) (collectively, "S-K 1300"), the SEC's mining disclosure framework effective as of 2021, and Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"), a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Furthermore, all mineral estimates constituting mining operations that are material to our business or financial condition included in this Prospectus, and in the documents incorporated by reference herein, are supported by pre-feasibility studies and/or initial assessments prepared in accordance with both the requirements of S-K 1300 and NI 43-101. S-K 1300 and NI 43-101 both provide for the disclosure of: (i) "Inferred Mineral Resources," which investors should understand have the lowest level of geological confidence of all mineral resources and thus may not be considered when assessing the economic viability of a mining project and may not be converted to a Mineral Reserve; (ii) "Indicated Mineral Resources," which investors should understand have a lower level of confidence than that of a "Measured Mineral Resource" and thus may be converted only to a "Probable Mineral Reserve"; and (iii) "Measured Mineral Resources," which investors should understand have sufficient geological certainty to be converted to a "Proven Mineral Reserve" or to a "Probable Mineral Reserve." Investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves as defined by S-K 1300 or NI 43-101. Investors are cautioned not to assume that all or any part of an Inferred Mineral Resource exists or is economically or legally mineable, or that an Inferred Mineral Resource will ever be upgraded to a higher category.

For purposes of S-K 1300 and NI 43-101, as at December 31, 2023, the Company was classified as a development stage issuer because it was engaged in the preparation of Mineral Reserves for extraction on at least one material property. The Company will be considered a production stage issuer if it engages in material extraction of a Mineral Reserve from at least one material property. In late 2023, the Company commenced uranium production at three of its material properties, namely the Pinyon Plain Project and the La Sal and Pandora mines (each of the La Sal and Pandora mines constitutes a portion of the La Sal Project). The Pinyon Plain Project includes a Mineral Reserve. Accordingly, the Company is expected to be considered a production stage issuer in 2024 as a result of its commencing mining at the Pinyon Plain Project in late 2023 and its expected continuance of mining activities through 2024.

All mineral disclosure contained or incorporated by reference into this Prospectus has been prepared in accordance with the definitions of both S-K 1300 and NI 43-101.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus and (ii) technical information relating to the Alta Mesa Uranium Project in Texas, USA). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

a. our Annual Report on Form 10-K, for the year ended December 31, 2023, as filed with the SEC on February 23, 2024;

b. our Definitive Proxy Statement on Schedule 14A, in connection with our May 25, 2023 annual meeting of shareholders, that we filed with the SEC on April 4, 2023;

c. our Current Report on Form 8-K filed with the SEC on March 22, 2024; and

d. the description of our Common Shares contained in our registration statement on Form 40-F filed on November 15, 2013, as amended by our Form 8-A12B dated August 7, 2018.

Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus.  We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, CO 80228; telephone number (303) 947-2140.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by us for acquisitions, the exploration, development, mining, milling and processing, as warranted, of or relating to existing or acquired mineral properties and milling and processing facilities, working capital requirements or for other general corporate purposes.  More detailed information regarding the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement.  We may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of Common Shares, without par value, of which 163,651,897 are issued and outstanding as at the date of this Prospectus.  As of the date of this Prospectus, there are (a) options outstanding to purchase up to 1,040,783 Common Shares at exercise prices ranging from $1.76 to $8.60, (b) restricted stock units redeemable for 640,430 Common Shares and (c) no stock appreciation rights exercisable to receive Common Shares or cash (at the election of the Company).

Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders. The holders of Common Shares are also entitled to receive dividends as and when declared by our Board of Directors and to receive a pro rata share of the assets of the Company available for distribution to the holders of Common Shares in the event of the liquidation, dissolution or winding-up of the Company.  There are no preemptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which will consist of Warrants to purchase Common Shares or Preferred Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Preferred Shares, Rights or any combination thereof, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants may be issued under and governed by the terms of one or more warrant indentures (each of which we refer to as a "Warrant Indenture") between us and a warrant trustee (which we refer to as the "Warrant Trustee") that we will name in the relevant Prospectus Supplement, if applicable. Each Warrant Trustee will be a financial institution organized under the laws of Canada, the United States, or any province or state thereof, and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Warrant Indenture, if any, and the Warrant certificate.  Prospective investors should refer to the Warrant Indenture, if any, and the Warrant certificate relating to the specific Warrants being offered for the complete terms of the Warrants.  If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by us will describe the particular terms of those Warrants and include specific terms relating to the offering.  This description will include, where applicable:

  the designation and aggregate number of Warrants;
  the price at which the Warrants will be offered;
  the currency or currencies in which the Warrants will be offered;
  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
  the number of Common Shares or Preferred Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or Preferred Shares may be purchased upon exercise of each Warrant;
  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
  the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
  whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
  whether the Warrants will be listed on any exchange;
  material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of the Warrants; and
  any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Preferred Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares or Preferred Shares that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein.  Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee, if any, or to us, as applicable, in immediately available funds, as provided in the applicable Prospectus Supplement.  We will set forth on the Warrant certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee, if any, or to us, as applicable.

Upon receipt of the required payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee, if any, to us at our principal offices, as applicable, or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the Common Shares or Preferred Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant certificate are exercised, then we will issue a new Warrant certificate for the remaining amount of Warrants.  If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture, if any, and the Warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Preferred Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Preferred Shares to which such holder would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares or Preferred Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares or Preferred Shares to be issued to holders of Warrants, as applicable.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture, if any, will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture, if any.

We may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Rights that we may offer under this Prospectus.  Rights may be offered independently or together with Common Shares, Warrants, Preferred Shares or other security, or a combination thereof, and may be attached to or separate from those Securities.  While the terms we have summarized below will apply generally to any Rights that we may offer under this Prospectus, we will describe the particular terms of any series of Rights in more detail in the applicable Prospectus Supplement.  The terms of any Rights offered under a Prospectus Supplement may differ from the terms described below.

General

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue Rights, each series of Rights will be issued under a separate rights agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that will be named in the applicable Prospectus Supplement. Further terms of the Rights will be stated in the applicable Prospectus Supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of Rights certificates or beneficial owners of Rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this Prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

The Prospectus Supplement relating to any Rights we offer will describe the specific terms of the offering and the Rights, including the record date for shareholders entitled to the Rights distribution, the number of Rights issued and the number of Common Shares or other securities that may be purchased upon exercise of the Rights, the exercise price of the Rights, the date on which the Rights will become effective and the date on which the Rights will expire, and any applicable U.S. and Canadian federal income tax considerations.

In general, a Right entitles the holder to purchase for cash a specific number of Common Shares or other securities at a specified exercise price. The Rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we decide to issue Rights, we will accompany this Prospectus with a Prospectus Supplement that will describe, among other things:

●	the record date for shareholders entitled to receive the Rights;

●	the number of Common Shares or other securities that may be purchased upon exercise of each Right;

●	the exercise price of the Rights;

●	the terms for changes to or adjustments in the exercise price, if any;

●	whether the Rights are transferable;

●	the period during which the Rights may be exercised and when they will expire;

●	the steps required to exercise the Rights;

●	whether the Rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments;

●

whether we intend to sell Common Shares or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement;

●	our ability to withdraw or terminate the rights offering;

●	material United States and Canadian federal income tax consequences of acquiring, owning, exercising and disposing of Rights; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendment of the Rights.

If fewer than all of the Rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable Prospectus Supplement. After the close of business on the expiration date, all unexercised Rights will become void.

Prior to the exercise of a holder's Rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the Rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Preferred Shares or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between us and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof or Canada or a province thereof and authorized to carry on business as a trustee.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NYSE American relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares, Warrants, Preferred Shares or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants, Preferred Shares or a combination thereof;

  the procedures for the issuance and delivery of Common Shares, Warrants, Preferred Shares or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Preferred Shares or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares or Preferred Shares by us to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares or Preferred Shares pursuant to the terms of the Subscription Receipt Agreement);

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares or Warrants or Preferred Shares or a combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to us upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether we will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  the identity of the Escrow Agent;

  whether the Subscription Receipts will be listed on any exchange;

  material United States and Canadian federal tax consequences of acquiring, owning, receiving securities in exchange and disposing of the Subscription Receipts; and

  any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which the Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled "Rescission" below.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Preferred Shares or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants or Preferred Shares may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or Preferred Shares, as applicable, or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants or Preferred Shares to which the holder of a Common Share or Warrant or Preferred Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares or Preferred Shares, as applicable, of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares or Preferred Shares, as applicable, to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares or Preferred Shares, as applicable.  Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants or Preferred Shares, as applicable, which, in the reasonable opinion of our directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants or Preferred Shares, as applicable, which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants or Preferred Shares, as applicable, to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants or Preferred Shares, as applicable, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF PREFERRED SHARES

The Preferred Shares issuable in series will have the rights, privileges, restrictions and conditions assigned to the particular series upon the board of directors of the Company approving their issuance, subject to the Company's articles of continuance. The Series A Preferred Shares are non-redeemable, non-callable, non-voting and do not have a right to dividends. The terms of any Preferred Shares offered under this Prospectus and any related agreements will be described in the Prospectus Supplement filed in respect of the issuance of such Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Warrants, Units or Subscription Receipts or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the title of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Debt Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this Prospectus.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus.  While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement (which we refer to herein as the "Unit Agreement"), if any, between us and a Unit Agent that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units.  The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if any, and any supplemental agreements applicable to a particular series of Units.  We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if any, and any supplemental agreements that contain the terms of the Units.

General

We may issue Units comprising one or more Common Shares, Warrants, Rights, Preferred Shares, Subscription Receipts or Debt Securities, in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  Units may be issued under a Unit Agreement. Any Unit Agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

  the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

  the provisions of any governing Unit Agreement;
  material United States and Canadian federal income tax consequences of acquiring, owning, exercising, and disposing of the Units; and
  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under "Description of Common Shares," "Description of Warrants," "Description of Rights," "Description of Subscription Receipts," "Description of Preferred Shares" and "Description of Debt Securities," will apply to each Unit and to any Common Share, Warrant Right, Preferred Share, Subscription Receipt or Debt Security included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

PLAN OF DISTRIBUTION

General

We may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the TSX, NYSE American or other existing trading markets for the securities.  We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security(ies) being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds or consideration to us from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom we have a material relationship.  We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents may be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar for our Common Shares is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company LLC) at its principal offices in Brooklyn, New York, United States.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on our behalf by Dorsey & Whitney LLP, with respect to matters of United States law, and Dentons Canada LLP, with respect to matters of Canadian law.

EXPERTS

The consolidated financial statements of Energy Fuels Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Each of the following Qualified Persons, within the meaning of NI 43-101 and Subpart 1300 of Regulation S-K, have prepared a technical report for the Company or one of its subsidiaries which have been described in documents incorporated by reference herein:

  Daniel Kapostasy, P.G., SME R.M., Douglas Beahm, PE, PG SME R.M. (of BRS Inc.) and Terence P. McNulty, P.E., PHD prepared the technical report dated January 30, 2023 with an effective date of December 31, 2021 entitled "Preliminary Feasibility Study for the Sheep Mountain Project, Fremont County, Wyoming, USA."
  Mark B. Mathisen, C.P.G. (of SLR International Corporation), R. Dennis Bergen, P.Eng. (of SLR International Corporation), Jeffrey Woods, MMSA (of Woods Process Services, LLC), QP, Lee (Pat) Gochnour, MMSA QP (of Gochnour & Associates, Inc.) and Grant Malensek, M.Eng., P.Eng. (of SLR International Corporation) prepared the technical report dated February 23, 2023, amended March 6, 2024, with an effective date of December 31, 2022 entitled "Technical Report on the Pre-Feasibility Study on the Pinyon Plain Project, Coconino County, Arizona, USA."
  Grant A. Malensek, M.Eng, P.Eng. (of SLR International Corporation), Mark B. Mathisen, C.P.G. (of SLR International Corporation), David M. Robson, P.Eng., MBA (of SLR International Corporation), Jeffrey L. Woods, MMSA QP (of Woods Process Services, LLC), Phillip E. Brown, C.P.G., R.P.G. (of Consultants in Hydrogeology), and Daniel D. Kapostasy, P.G. prepared the technical report dated February 22, 2022 with an effective date of December 31, 2021 entitled "Technical Report on the Roca Honda Project, McKinley County, New Mexico, USA."
  Mark B. Mathisen, C.P.G. prepared the technical report dated February 22, 2022 with an effective date of December 31, 2021 entitled "Technical Report on the Bullfrog Project, Garfield County, Utah, USA."
  Grant A. Malensek, M.Eng., P. Eng., Mark B. Mathisen, C.P.G., Jeremy Scott Collyard, PMP, MMSA QP, Jeffrey L. Woods, MMSA QP and Phillip E. Brown, C.P.G., R.P.G. prepared the technical report dated February 22, 2022, amended February 8, 2023, with an effective date of December 31, 2021 entitled "Technical Report on the Nichols Ranch Project, Campbell and Johnson Counties, Wyoming, USA."
  Mark B. Mathisen, C.P.G. prepared the technical report dated February 22, 2022 with an effective date of December 31, 2021 entitled "La Sal Project, San Juan County, Utah, USA."
  Daniel Kapostasy prepared certain technical disclosure in the Company's Annual Report on Form 10-K for the period ended December 31, 2023.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov/edgar. We maintain a website at www.energyfuels.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

ENERGY FUELS INC.

Common Shares
Warrants

Rights
Subscription Receipts

Preferred Shares

Debt Securities

Units

Prospectus

March 22, 2024

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PROSPECTUS SUPPLEMENT

ENERGY FUELS INC.

Up to $150,000,000

Common Shares

Energy Fuels Inc. (the "Company" or "Energy Fuels") is hereby offering to sell common shares ("Common Shares") having an aggregate offering price of up to $150,000,000 under this prospectus supplement (the "Prospectus Supplement") to the accompanying prospectus of the Company which became effective upon filing with the United States Securities and Exchange Commission (the "SEC") on March 22, 2024 (the "Prospectus").

We have entered into a Controlled Equity OfferingSM Sales Agreement dated March 22, 2024 (the "Sales Agreement") with Cantor Fitzgerald & Co. ( "Cantor"), BMO Capital Markets Corp. ("BMO"), (Cantor and BMO together, the "Lead Agents" and each individually a "Lead Agent"), Canaccord Genuity LLC ("Canaccord") and B. Riley Securities, Inc. ("B. Riley") (Canaccord and B. Riley collectively with the Lead Agents, the "Agents" and individually, each an "Agent") relating to the sale of Common Shares. In accordance with the terms of the Sales Agreement and this Prospectus Supplement, we may offer and sell Common Shares having an aggregate offering price of up to $150,000,000 (the "Offering"), from time to time on or after the date hereof, through the Co-Lead Agents.

Our Common Shares are listed on the NYSE American LLC ("NYSE American") under the symbol "UUUU" and on the Toronto Stock Exchange (the "TSX") under the symbol "EFR." On March 19, 2024, the closing price of the Common Shares on the NYSE American was $6.05 and on the TSX was Cdn$8.20.

Upon our delivery of a Placement Notice, and subject to the terms and conditions of the Sales Agreement, sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus are anticipated to be made in transactions that are deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended ("Securities Act"). Subject to the terms of the Sales Agreement, the Co-Lead Agents are not required to sell any specific number or dollar amounts of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agents compensation for their services in acting as agents in the sale of Common Shares pursuant to the terms of the Sales Agreement. We will pay the Agents compensation up to 3.0% of the gross proceeds from sales of Common Shares made thereunder. In connection with the sale of Common Shares on our behalf, each Agent will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of each Agent will be deemed to be underwriting commissions or discounts.

AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK AND MUST BE CONSIDERED SPECULATIVE DUE TO THE NATURE OF OUR BUSINESS AND THE PRESENT STAGE OF EXPLORATION AND DEVELOPMENT OF CERTAIN OF OUR PROPERTIES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS UNDER "RISK FACTORS" AND "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS" THE RISK FACTORS DISCUSSED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 THAT IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Co-Lead Agents

Cantor	BMO Capital Markets Corp.

Co-Agents

Canaccord Genuity	B. Riley Securities

The date of this prospectus supplement is March 22, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is the Prospectus Supplement, including the documents incorporated by reference, which describes the specific terms of this Offering. The second part, the Prospectus, including the documents incorporated by reference therein, provides more general information. References to this Prospectus Supplement may refer to both parts of this document combined. You are urged to carefully read this Prospectus Supplement and the Prospectus, and the documents incorporated herein and therein by reference, before buying any of the Common Shares being offered under this Prospectus Supplement. This Prospectus Supplement may add, update or change information contained in the Prospectus. To the extent that any statement made in this Prospectus Supplement is inconsistent with statements made in the Prospectus or any documents incorporated by reference herein, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the Prospectus and such documents incorporated by reference.

Only the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus should be relied upon. We have not authorized any other person to provide different information. If anyone provides different or inconsistent information, it should not be relied upon. The Common Shares offered hereunder may not be offered or sold in any jurisdiction where the offer or sale is not permitted. It should be assumed that the information appearing in this Prospectus Supplement and the Prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this Prospectus Supplement, unless stated otherwise, the "Company," "Energy Fuels," "we," "us" and "our" refer to Energy Fuels Inc. and its subsidiaries, and all references to "dollars" or "$" are references to U.S. dollars unless otherwise specified.

CAUTIONARY NOTE TO INVESTORS CONCERNING DISCLOSURE OF MINERAL RESOURCES AND RESERVES

We are a United States ("U.S.") domestic issuer for SEC reporting purposes, a majority of our outstanding voting securities are held by U.S. residents, we are required to report our financial results under generally accepted accounting principles in the U.S. and our primary trading market is the NYSE American. However, because we are incorporated in Ontario, Canada and also listed on the TSX, this Prospectus Supplement also contains or incorporates by reference certain disclosure that satisfies the additional requirements of Canadian securities laws that differ from the requirements of U.S. securities laws.

All mineral estimates constituting mining operations that are material to our business or financial condition included in this Prospectus Supplement, and in the documents incorporated by reference herein, have been prepared in accordance with both 17 CFR Subparts 220.1300 and 229.601(b)(96) (collectively, "S-K 1300"), the SEC's mining disclosure framework effective as of 2021, and Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"), a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Furthermore, all mineral estimates constituting mining operations that are material to our business or financial condition included in this Prospectus Supplement, and in the documents incorporated by reference herein, are supported by pre-feasibility studies and/or initial assessments prepared in accordance with both the requirements of S-K 1300 and NI 43-101. S-K 1300 and NI 43-101 both provide for the disclosure of: (i) "Inferred Mineral Resources," which investors should understand have the lowest level of geological confidence of all mineral resources and thus may not be considered when assessing the economic viability of a mining project and may not be converted to a Mineral Reserve; (ii) "Indicated Mineral Resources," which investors should understand have a lower level of confidence than that of a "Measured Mineral Resource" and thus may be converted only to a "Probable Mineral Reserve"; and (iii) "Measured Mineral Resources," which investors should understand have sufficient geological certainty to be converted to a "Proven Mineral Reserve" or to a "Probable Mineral Reserve." Investors are cautioned not to assume that all or any part of Measured or Indicated Mineral Resources will ever be converted into Mineral Reserves as defined by S-K 1300 or NI 43-101. Investors are cautioned not to assume that all or any part of an Inferred Mineral Resource exists or is economically or legally mineable, or that an Inferred Mineral Resource will ever be upgraded to a higher category.

For purposes of S-K 1300 and NI 43-101, as at December 31, 2023, the Company was classified as a development stage issuer because it was engaged in the preparation of Mineral Reserves for extraction on at least one material property. The Company will be considered a production stage issuer if it engages in material extraction of a Mineral Reserve from at least one material property. In late 2023, the Company commenced uranium production at three of its material properties, namely the Pinyon Plain Project and the La Sal and Pandora mines (each of the La Sal and Pandora mines constitutes a portion of the La Sal Project). The Pinyon Plain Project includes a Mineral Reserve. Accordingly, the Company is expected to be considered a production stage issuer in 2024 as a result of its commencing mining at the Pinyon Plain Project in late 2023 and its expected continuance of mining activities through 2024.

All mineral disclosure contained or incorporated by reference into this Prospectus Supplement has been prepared in accordance with the definitions of both S-K 1300 and NI 43-101.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information" within the meaning of applicable U.S. and Canadian securities laws (collectively, "forward-looking statements"), which may include, but are not limited to, statements with respect to the Company's: anticipated results and progress of our operations in future periods; planned exploration; development of our properties; plans related to our business, such as the ramp-up of our uranium business in response to improved uranium prices, our REE line of business, including work on our South Bahia heavy mineral sands ("HMS") project in Brazil (the "Bahia Project") and our planned development of capabilities for the commercial separation of REEs at our White Mesa Mill (the "White Mesa Mill" or the "Mill") in Utah; plans related to our potential recovery of radioisotopes at the Mill for use in the production of targeted alpha therapy ("TAT") medical treatments; any plans related to the acquisition of additional mineral properties; and any plans relating to the ramp-up of production or ongoing operations at any of our uranium, uranium/vanadium and/or HMS properties. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, schedules, assumptions, future events, or performance (often, but not always, using words or phrases such as "expects" or "does not expect," "is expected," "is likely," "budgets," "scheduled," "forecasts," "intends," "anticipates" or "does not anticipate," "continues," "plans," "estimates," or "believes," and similar expressions or variations of such words and phrases or statements stating that certain actions, events or results "may," "could," "would," "might," or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into, this Prospectus Supplement should not be unduly relied upon.

Readers are cautioned that it would be unreasonable to rely on any such forward-looking statements as creating any legal rights, and that the forward-looking statements are not guarantees and may involve known and unknown risks and uncertainties, and that actual results are likely to differ (and may differ materially), and objectives and strategies may differ or change, from those expressed or implied in the forward-looking statements as a result of various factors. Such risks and uncertainties include, but are not limited to: global economic risks, such as the occurrence of a pandemic, political unrest or wars; cybersecurity risks associated with critical and other highly sensitive minerals of international interest, which are key to national security; risks associated with the restart and subsequent operation of any of our uranium, uranium/vanadium and HMS mines; risks associated with our commercial production of an REE carbonate ("RE Carbonate") or separated REE oxides and the planned expansion of such production, and risks associated with the exploration and development of our Bahia Project in Brazil; risks associated with the potential recovery of radioisotopes for use in the Company's TAT initiatives; risks associated with potential mineral acquisitions internationally, including geopolitical considerations; risks associated with increased regulatory requirements applicable to our operations in response to pressure from special interest groups or otherwise; and risks generally encountered in the exploration, development, operation, closure and reclamation of mineral properties and processing and recovery facilities. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation the following risks:

  global economic risks, including the occurrence of unforeseen or catastrophic events, such as political unrest, wars or the emergence of a widespread health emergency, which could create operational, economic and financial disruptions for an indeterminate period of time that could materially impact our business, operations, personnel and financial condition;
  risks associated with Mineral Reserve and Mineral Resource estimates, including the risk of errors in assumptions or methodologies and changes to estimate disclosure rules and regulations;
  risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and our ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions;
  uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or ISR;
  risks associated with our commercial production of RE Carbonate, separated REE oxides, and potentially other REE and REE-related value-added products (collectively, "RE Products") at the Mill or elsewhere, including risks: that we may not be able to produce RE Products that meet commercial specifications at commercial levels or at all, or at acceptable cost levels; of not being able to secure adequate supplies of uranium and REE-bearing ores in the future at satisfactory costs; of not being able to increase our sources of uranium and REE-bearing ores to meet future planned production goals; of not being able to sell our RE Products at acceptable prices; of not being able to successfully construct and operate potential other downstream REE activities, including metal-making and alloying, if pursued in the future; of legal and regulatory challenges and delays; and the risk of technological or market changes that could impact the REE industry or our competitive position;

  risks associated with the uranium reserve program for the U.S. (the "U.S. Uranium Reserve Program") being subject to appropriation by the U.S. Congress, and the expansion of the U.S. Uranium Reserve Program;
  risks associated with current federal, state and local administrations and changes thereto, including a lack of support of mining, uranium mining, nuclear energy, REE recovery or other aspects of our business;
  geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets and equipment malfunctions;
  risks associated with the depletion of existing Mineral Resources through extraction without comparable replacements;
  risks associated with identifying/obtaining adequate quantities of uranium-bearing materials not derived from conventional material sourced by third parties and other feed sources required for the operation of our Mill;
  risks associated with labor costs, labor disturbances and unavailability of skilled labor;
  risks associated with availability and/or fluctuations in the costs of raw materials and consumables used in our production;
  risks and costs associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, changes in regulatory attitudes and approaches, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs;
  risks associated with increased regulatory requirements applicable to our operations in response to pressure from special interest groups or otherwise;
  risks associated with our dependence on third parties in the provision of transportation and other critical services;
  risks associated with our ability to obtain, extend or renew land tenure, including mineral leases and surface use agreements, and to negotiate access rights on certain properties, on favorable terms or at all;
  risks associated with potential information security incidents, including cybersecurity breaches;
  risks that we may compromise or lose our proprietary technology or intellectual property in certain circumstances, which could result in a loss in our competitive position and/or the value of our intangible assets;
  risks associated with our ongoing ability to successfully develop, attract and retain qualified management, Board members and other key personnel critical to the success of our business, given limited significant experience in our key industries;
  competition for, among other things, capital, mineral properties and skilled personnel;
  the adequacy of, and costs of retaining, our insurance coverage;
  uncertainty as to reclamation and decommissioning liabilities;
  the ability of our bonding companies to require increases in the collateral required to secure reclamation obligations;
  the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending resolution;
  our ability to meet our obligations to our creditors and to access credit facilities on favorable terms;
  risks associated with our relationships with our business and joint venture partners, including associated geopolitical risks;
  failure to obtain industry partner, government, and other third-party consents and approvals, when required;
  failure to complete and integrate proposed acquisitions, and/or to incorrectly assess the value or risks associated with of completed acquisitions, including our acquisition of mineral concessions at the Bahia Project and any future acquisitions;
  risks associated with a Brazilian federal or state government enacting or managing a conservation unit or environmental protection area or implementing a management plan in connection therewith that could impact planned production at or restrict the Company's ability to or prevent the Company from mining significant portions of the Company's Bahia Project;
  risks associated with fluctuations in price levels for HMS concentrate ("HMC") and its components, including the prices for ilmenite, rutile, titanium and zircon, which could impact planned production levels or the feasibility of production of HMC and monazite from our Bahia Project and any other HMS project the Company may acquire or participate in, which could impact monazite supply for our RE Carbonate, separated REE oxide and any other REE value-added product production;
  risks posed by fluctuations in share price levels, exchange rates and interest rates, and general economic conditions;
  risks inherent in our and industry analysts' forecasts/predictions of future uranium, vanadium, copper (if and when produced) and REE price levels, including the prices for RE Carbonates, separated REE oxides, REE metals and REE metal alloys;
  market prices of uranium, vanadium, REEs and (if relevant) copper, which are cyclical with substantial price fluctuations;
  risks associated with future uranium sales, if any, being required to be made at spot prices, unless we are able to continue to enter into new long-term contracts at satisfactory prices in the future;
  risks associated with our vanadium sales, if any, generally being required to be made at spot prices;
  risks associated with our RE Carbonate sales and REE oxide sales, if any, being tied to REE spot prices;
  failure to obtain suitable uranium sales terms at satisfactory prices in the future, including spot and term sale contracts;
  failure to obtain suitable vanadium sales terms at satisfactory prices in the future;
  failure to obtain suitable copper (if and when produced) or REE sales terms at satisfactory prices in the future;
  risks that we may not be able to fulfill all our sales commitments out of inventories or production and may be required to fulfill deliveries through spot purchases at a loss or through other negotiable means that are unfavorable to the Company;
  risks associated with any expectation that we will successfully help in the cleanup of historic abandoned uranium mines;
  risks associated with asset impairment as a result of market conditions;
  risks associated with lack of access to markets and the ability to access capital;

  risks associated with our ability to raise debt financing as may be required or desirable for planned expansion of our operations or for the development of projects with third parties in which we have a joint venture or other interest;
  risks associated with public and/or political resistance to nuclear energy or uranium extraction and recovery;
  risks associated with inaccurate or nonobjective media coverage of our activities and the impact such coverage may have on the public, the market for our securities, government relations, commercial relations, permitting activities and legal challenges, as well as the costs to us of responding to such coverage;
  risks associated with potential impacts of public perceptions on our commercial relations;
  uranium industry competition, international trade restrictions and the impacts they have on world commodity prices of foreign state-subsidized production, and wars or other conflicts influencing international demand and commercial relations;
  risks associated with foreign government actions, policies and laws and foreign state-subsidized enterprises with respect to REE production and sales, which could impact REE prices, access to global and domestic markets for the supply of REE-bearing ores, and our sale of RE Carbonate, separated REE oxides or REE products and services globally and domestically;
  risks associated with our involvement in industry petitions for trade remedies and the extension of the Russian Suspension Agreement, including costs of pursuing such remedies and the potential for negative responses or repercussions from various interest groups, consumers of uranium, and participants in other phases of the nuclear fuel cycle domestically and abroad;
  risks associated with governmental or regulatory agency actions, policies, laws, regulations and interpretations with respect to nuclear energy or uranium extraction and recovery, as well as to REE and other mineral extraction and recovery activities;
  risks related to potentially higher than expected costs related to any of our projects or facilities;
  risks related to our ability to potentially recover copper from our Pinyon Plain Project, should we decide to pursue it;
  risks related to stock price, volume volatility and market events and our ability to maintain inclusion in various stock indices;
  risks related to our ability to maintain our listings on NYSE American and the TSX;
  risks related to dilution of currently outstanding shares from additional share issuances, depletion of assets, etc.;
  risks related to our securities, including securities regulations, and our lack of dividends;
  risks related to our issuance of additional freely tradeable Common Shares under our at-the-market program or otherwise to provide adequate liquidity in depressed commodity market situations;
  risks related to acquisition and integration issues, or related to defects in title to our mineral properties;
  risks related to our method of accounting for equity investments in other companies potentially resulting in material changes to our financial results that are not fully within our control;
  risks related to conducting business operations in foreign countries including heightened risks of expropriation of assets, business interruption, increased taxation, import/export controls, or unilateral modification of concessions and contracts;
  risks related to any material weaknesses that may be identified in our internal controls over financial reporting. If we are unable to implement/maintain effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, negatively affecting the market price of our common stock;
  risks of amendment to mining laws, including the imposition of any royalties on minerals extracted from federal lands, the designation of national monuments, mineral withdrawals or similar actions, which could adversely impact our affected properties or our ability to operate our affected properties;
  risks related to proposed or completed land exchanges made between federal and state agencies that may impact our unpatented mining claims and other rights, including: undesirable changes to our mineral tenure on exchanged lands; and/or the application of production royalties not previously owed on the claims; and
  risks related to our potential recovery of radioisotopes at the Mill for use in our TAT initiatives, including a risk of technological or market changes that could impact the industry or our competitive position, and any expectation that: such potential recovery will be feasible or that the radioisotopes will be able to be sold on a commercial basis; all required licenses, permits and regulatory approvals will be obtained on a timely basis or at all; and the cancer treatment therapeutics will receive the required approvals and will be commercially successful.

Such statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, the following assumptions: that there is no material deterioration in general business and economic conditions; that there is no unanticipated fluctuation in interest rates and foreign exchange rates; that the supply and demand for, deliveries of, and the level and volatility of prices of uranium, vanadium, REEs and our other primary metals, radioisotopes and minerals develop as expected; that uranium, vanadium and REE prices required to reach, sustain or increase expected or forecasted production levels are realized as expected; that our RE Carbonate production, planned production of separated REE oxides or any other proposed REE activities, our proposed radioisotope program, or other potential production activities will be technically or commercially successful; that we receive regulatory and governmental approvals for our development projects and other operations on a timely basis; that we are able to operate our mineral properties and processing facilities as expected; that we are able to implement new process technologies and operations as expected; that existing licenses and permits are renewed as required; that we are able to obtain financing for our development projects on reasonable terms; that we are able to procure mining equipment and operating supplies in sufficient quantities and on a timely basis; that engineering and construction timetables and capital costs for our development and expansion projects and restarting projects on standby are not incorrectly estimated or affected by unforeseen circumstances; that costs of closure of various operations are accurately estimated; that there are no unanticipated changes in collateral requirements for surety bonds; that there are no unanticipated changes to market competition; that our Mineral Reserve and Mineral Resource estimates are within reasonable bounds of accuracy (including with respect to size, grade and recoverability) and that the geological, operational and price assumptions on which these are based are reasonable; that environmental and other administrative and legal proceedings or disputes are satisfactorily resolved; that there are no significant changes to regulatory programs and requirements or interpretations that would materially increase regulatory compliance costs, bonding costs or licensing/permitting requirements; that there are no significant amendments to mining laws, including the imposition of any royalties on minerals extracted from federal lands; that there are no designations of national monuments, mineral withdrawals, land exchanges or similar actions, which could adversely impact any of our material properties or our ability to operate any of our material properties; that there are no conservation units or environmental protection areas or management plans that could impact planned production at or restrict the Company's ability to or prevent the Company from mining significant portions of the Company's Bahia Project; and that we maintain ongoing relations with our employees and with our business and joint venture partners.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further in our Annual Report on Form 10-K for the year ended December 31, 2023, as may amended or revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated herein by reference. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as required by applicable law, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Statements relating to "Mineral Reserves" or "Mineral Resources" are deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the Mineral Reserves and Mineral Resources described may be profitably extracted in the future.

Market, Industry and Other Data

The documents incorporated by reference herein contain estimates, projections and other information concerning our industry, our business and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research, as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

We qualify all forward-looking statements contained in this Prospectus Supplement and the documents incorporated by reference herein by the foregoing cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of filing of this registration statement on Form S-3 to which this Prospectus Supplement relates until the termination of the Offering under this Prospectus Supplement and (ii) technical information relating to the Alta Mesa Uranium Project in Texas, USA). Any statement contained in a document incorporated by reference in this Prospectus Supplement shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

a. our Annual Report on Form 10-K, for the year ended December 31, 2023, as filed with the SEC on February 23, 2024;

b. our Definitive Proxy Statement on Schedule 14A, in connection with our May 25, 2023 annual meeting of shareholders, that we filed with the SEC on April 4, 2023;

c. our Current Report on Form 8-K filed with the SEC on March 22, 2024; and

d. the description of our Common Shares contained in our registration statement on Form 40-F filed on November 15, 2013, as amended by our Form 8-A12B dated August 7, 2018.

Any statement contained herein or in a document incorporated by reference in this Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus Supplement and the Prospectus to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the Prospectus.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request at the following address or telephone number: Energy Fuels Inc., 225 Union Blvd., Suite 600, Lakewood, CO 80228; telephone number (303) 947-2140.

RISK FACTORS

An investment in the Common Shares is subject to a number of risks. A prospective purchaser of the Common Shares should carefully consider the information and risks faced by us described in this Prospectus Supplement, the Prospectus and the documents incorporated herein and therein by reference, including without limitation the risk factors set out under the headings "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023.

Our operations are highly speculative due to the high-risk nature of our business, which includes the acquisition, financing, exploration, permitting, development and mining of, or recovery of product from, mineral properties, the recovery, milling and processing of minerals and other feed materials and the marketing of the resulting products. The risks and uncertainties incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our operations. If any of the risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of the Common Shares could decline in value and investors could lose part or all of their investment.

Risks Related to this Offering and our Securities

Management will have broad discretion as to the use of the proceeds from this Offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this Offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this Offering and could use them for purposes other than those contemplated at the time of the Offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You will experience dilution as a result of the Offering.

Giving effect to the issuance of Common Shares in this Offering, the receipt of the expected net proceeds and the use of those proceeds, this Offering will have a dilutive effect on our expected net income available to our shareholders per share and funds from operations per share. The dilution per share to investors participating in this Offering will be $3.27 (see "Dilution" below).

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent prospectus supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent prospectus supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact us and the value of the Common Shares

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of the Common Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of the Common Shares. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and purchasers of Common Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that is imposed on the corporation repurchasing such stock. It remains unclear how this legislation will be implemented by the U.S. Department of the Treasury, and we cannot predict how this legislation or any future changes in tax laws might affect us or purchasers of the Common Shares.

THE COMPANY

Overview

Energy Fuels Inc. incorporated on June 24, 1987 in the Province of Alberta under the name "368408 Alberta Inc." In October 1987, we changed our name to "Trevco Oil & Gas Ltd." In May 1990, we changed our name to "Trev Corp." In August 1994, we changed our name to "Orogrande Resources Inc." In April 2001 we changed our name to "Volcanic Metals Exploration Inc." On September 2, 2005, we were continued under the Business Corporations Act (Ontario). On March 26, 2006, we acquired 100% of the outstanding shares of "Energy Fuels Resources Corporation." On May 26, 2006, we changed our name to "Energy Fuels Inc." On November 5, 2013, the Company amended its Articles to consolidate its issued and outstanding, freely tradable Common Shares on the basis of one post-consolidation Common Share for every 50 pre-consolidation Common Shares.

Energy Fuels Inc. and its subsidiary companies are together engaged in conventional and in situ recovery ("ISR") uranium extraction, recovery and sales of uranium from mineral properties and the recycling of uranium-bearing materials generated by third parties, along with the exploration, permitting and evaluation of uranium properties in the U.S. As a part of these activities, the Company also acquires, explores, evaluates and, if warranted, permits uranium properties. The Company's final uranium product, uranium oxide concentrate ("U3O8" or "uranium concentrate"), known more commonly as "yellowcake," is sold to customers for further processing into fuel for nuclear reactors. The Company also produces vanadium pentoxide ("V2O5") as a co-product of uranium at the White Mesa Mill from certain of its Colorado Plateau properties and at times from solutions in its Mill tailings impoundment system, each as market conditions warrant. The Mill is also ramping up to commercial production of RE Carbonate from various uranium- and REE-bearing materials acquired from third parties and is working on modifications and enhancements to its existing infrastructure for the potential production of separated REE oxides. Additionally, the Company is evaluating the potential to recover radioisotopes from its existing uranium process streams at the Mill for use in TAT therapeutics for the treatment of cancer.

With its uranium, vanadium, REE and potential radioisotope production, the Mill is working to establish itself as a critical minerals hub in the U.S.

Uranium is the fuel for carbon-free, emission-free baseload nuclear power - one of the cleanest forms of energy in the world; REEs are used to manufacture permanent magnets for electric vehicles ("EVs"), wind turbines and other clean energy and modern technologies. Energy Fuels produces both. Concurrently, the Company's recycling program (known as the "Alternate Feed Program"), works to reduce the levels of new production and natural disturbances needed to meet global energy demand by repurposing feed sources that would have otherwise been lost to direct disposal and extracting additional valuable minerals from them. In short, through its uranium and REE production and long-standing recycling program, Energy Fuels works to help address global climate change by producing materials that ultimately reduce reliance on carbon dioxide ("CO2") emitters, such as fossil fuels, while also ensuring that raw materials already extracted but only partially utilized are instead used to the fullest extent practicable so as to limit the global mining footprint and reduce the number of constituents ultimately disposed of. Additionally, certain radioisotopes, which the Company is evaluating for recovery from its uranium processing streams, have the potential to provide the isotopes needed for emerging TAT cancer-fighting therapeutics.

The Company is a "development stage issuer" as defined by Subpart 1300 of Regulation S-K adopted by the SEC (collectively, "S-K 1300"), as it is engaged in the preparation of Mineral Reserves for extraction of at least one material property.

For a detailed description of the business of Energy Fuels, please refer to "Item 1. Description of Business" in our Annual Report on Form 10-K for the year ended December 31, 2022.

Our principal place of business and the head office of our U.S. subsidiaries is located at 225 Union Boulevard, Suite 600, Lakewood, Colorado, 80228 USA. Our registered office is located at 82 Richmond St. East, Suite 308, Toronto, ON M5C 1P1, Canada.

DILUTION

As of December 31, 2023, our net tangible book value was approximately $375 million, or $2.31 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of our Common Shares outstanding as of December 31, 2023.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Shares in this Offering and the net tangible book value per share of our Common Shares immediately after completion of this Offering. Assuming that an aggregate of 24,793,388 Common Shares are sold at a price of $6.05 per share, which was the last reported sale price of our Common Shares on the NYSE American on March 19, 2024 for aggregate proceeds of $150 million in this Offering, and after deducting the commissions and estimated Offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2023 would have been approximately $521 million, or $2.78 per share. This represents an immediate increase in net tangible book value of $0.47 per share to existing shareholders and immediate dilution in net tangible book value of $3.27 per share to investors purchasing our Common Shares in this Offering. The following table illustrates this dilution on a per share basis:

Assumed public Offering price per share	$		6.05
Net tangible book value per share as of December 31, 2023		$2.31
Increase in net tangible book value per share attributable to this Offering		$0.47
As adjusted net tangible book value per share as of December 31, 2023 after giving effect to this Offering	$		2.78
Dilution per share to investor participating in this Offering	$		3.27

The table above assumes for illustrative purposes that an aggregate of 24,793,388 Common Shares are sold during the term of the Offering at an Offering price of $6.05 per share, which was the last reported sale price of our Common Shares on the NYSE American on March 19, 2024, for aggregate gross proceeds of $150 million. The Common Shares subject to the Sales Agreement are being sold from time to time at various prices. An increase of $0.20 per share in the price at which the shares are sold from the assumed Offering price of $6.05 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of $150 million during the term of the Offering are sold at that price, would increase our adjusted net tangible book value per share after the Offering to $2.79 per share and would dilute the net tangible book value per share to new investors in this Offering by $3.46 per share, after deducting commissions and estimated aggregate Offering expenses payable by us. A decrease of $0.20 per share in the price at which the shares are sold from the assumed Offering price of $6.05 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of $150 million during the term of the Offering are sold at that price, would increase our adjusted net tangible book value per share after the Offering to $2.76 per share and would dilute the net tangible book value per share to new investors in this Offering by $3.09 per share, after deducting commissions and estimated Offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual Offering price and the actual number of shares offered.

The discussion and table above are based on 162,659,155 Common Shares outstanding as of December 31, 2023, and excludes the following, in each case as of such date:

• 523,469 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $4.48 per share;

• 641,839 Common Shares issuable upon vesting of outstanding restricted stock units; and

• 1,839,528 Common Shares issuable upon vesting and exercise of outstanding share appreciation rights.

To the extent that any of these shares are issued upon exercise of outstanding options, vesting of restricted stock units, vesting and exercise of stock appreciation rights, investors purchasing our Common Shares in this Offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Subsequent to the quarterly period ended December 31, 2023, we issued 619,910 Common Shares under our existing at-the-market offering,  29,116 Common Shares for employee exercises of stock options, 89,794 Common Shares for employee exercises of Share Appreciation Rights, 253,922 Common Shares for employee vesting of RSUs, and our number of issued and outstanding Common Shares as of March 19, 2024 was 163,651,897.

USE OF PROCEEDS

The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Common Shares through the Agents in an "at the market offering" will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the Sales Agreement and the expenses of the distribution.

We intend to use the net proceeds, if any, of the Offering to provide us with additional financial flexibility and enhanced options with respect to any or all of the following: (i) to fund various activities required to support our ongoing and planned ramp-up efforts to commercial production at one or more of our conventional uranium and uranium/vanadium mines, to maintain our readiness and ability to increase uranium and/or vanadium production at our other conventional and ISR properties as market conditions may warrant, and to fund working capital needs and operating expenses (including our contractual lease, decommissioning and other obligations), capital expenditures and potential future growth opportunities through ongoing initiatives such as our REE program, Bahia Project, solvent extraction and TAT radioisotope initiative and potential business and property acquisitions, including: exploration drilling, development activities, wellfield construction and other enhancements at our Nichols Ranch ISR Project in Wyoming, development and mining activities at our La Sal Complex in Utah and Whirlwind Mine in Colorado, development and mining activities at our Pinyon Plain Mine in Arizona, exploration, permitting and development activities at our other projects, and various capital and sustaining capital expenditures at our Mill and other projects; (ii) to finance capital, operational and working capital expenses associated with our commercial production of RE Carbonate at the Mill; (iii) to finance test work, engineering, and capital improvements required in connection with the evaluation, testing and implementation of REE separation processes at the Mill; (iv) to finance test work, engineering and any capital improvements required in connection with the evaluation, testing and potential implementation of REE metal and metal alloy making, and potentially other REE and REE-related value-added processes and facilities, at the Mill or elsewhere; (v) to finance the acquisition of additional monazite sands and/or other ores or resource properties for the recovery of REEs and uranium at the Mill; to finance the development and mining of acquired resource properties for the recovery of monazite along with heavy mineral sands and/or other minerals, through joint ventures or otherwise; (vi) to finance test work, engineering and capital improvements required in connection with the evaluation, testing and potential implementation of radioisotope recovery at the Mill for use in the development and production of TAT cancer therapeutics; (vii) to finance any permitting and licensing activities that may be required in connection with the Mill's REE and potential medical isotope-related and other activities; (viii) to continue to pursue additional revenue-generating activities at the Mill, including Alternate Feed Material processing and land clean-up activities; (ix) to continue permitting and maintaining our projects, including Roca Honda and the Bahia Project; (x) for general corporate needs and working capital requirements; and/or (xi) to pursue potential business and property acquisitions, partnerships and other arrangements with key industry players. However, management of Energy Fuels will have discretion with respect to the actual use of the net proceeds of the Offering, and there may be circumstances where, for sound business reasons, a reallocation of the net proceeds is necessary. See "Risk Factors."

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents under which we may issue and sell, from time to time, Common Shares through the Co-Lead Agents. Pursuant to this Prospectus Supplement, we may issue and sell up to an additional $150,000,000 of Common Shares through the Co-Lead Agents from and after the date hereof. The Sales Agreement entered into by the Company and the Agents is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part.

Sales of Common Shares, if any, will be made in transactions that are deemed to be an "at the market offering," as defined in Rule 415(a)(4) promulgated under the Securities Act and "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions, which may include sales made on the TSX, NYSE American or other existing trading markets for the Common Shares. Subject to the terms and conditions of the Sales Agreement and upon instructions from us, the Co-Lead Agents will use its commercially reasonable efforts, consistent with its customary trading and sales practices and applicable laws, to sell the Common Shares in accordance with the parameters specified by us and as set out in the Sales Agreement. The Common Shares will be distributed at market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution.

We will instruct the Co-Lead Agents as to the number of Common Shares to be sold by the Co-Lead Agents from time to time by sending the Co-Lead Agents a notice (a "Placement Notice") that requests that the Co-Lead Agents sell up to a specified dollar amount or a specified number of Common Shares and specifies any parameters in accordance with which we require that the Common Shares be sold. The parameters set forth in a Placement Notice may not conflict with the provisions of the Sales Agreement. We or the Co-Lead Agents may suspend the offering of Common Shares upon proper notice and subject to other conditions set forth in the Sales Agreement.

We will pay the Agents for their services in acting as agents in the sale of Common Shares, pursuant to the terms of the Sales Agreement, compensation up to 3.0% of the gross proceeds from sales of Common Shares made thereunder. The Agents will be the only person or company paid an underwriting fee or commission in connection with the Offering. We have also agreed pursuant to the Sales Agreement to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel. We estimate that the total expenses that we will incur for the Offering (including fees payable to stock exchanges, securities regulatory authorities, our counsel, our auditors and Agents' counsel, but excluding compensation payable to the Agents under the terms of the Sales Agreement) will be approximately $0.27 million. Settlement for sales of Common Shares will occur on the second business day following the date on which any sales are made, or on such other date as is current industry practice for regular-way trading, in return for payment of the net proceeds to us. Sales of Common Shares as contemplated in this Prospectus Supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Co-Lead Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the Common Shares on behalf of us, each Agent will be deemed an "underwriter," as defined in applicable securities legislation under the Securities Act, and the compensation of each Agent will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the Agents against, among other things, certain civil liabilities, including liabilities under the Securities Act.

The Offering of Common Shares pursuant to the Sales Agreement will terminate in accordance with the terms of the Sales Agreement.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving our Common Shares while the Offering is ongoing under this Prospectus Supplement.

This Prospectus Supplement and the accompanying Prospectus in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this Prospectus Supplement and the accompanying Prospectus electronically.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) as a result of the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Prospectus Supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this Prospectus Supplement that is for U.S. federal income tax purposes:

• an individual who is a citizen or resident of the United States;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

• an estate whose income is subject to U.S. federal income taxation regardless of its source; or

• a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares acquired pursuant to this Prospectus Supplement that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from a relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to this Prospectus Supplement. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to this Prospectus Supplement.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules; (i) are partnerships and other pass-through entities (and investors in such partnerships and entities); (j) are S corporations (and shareholders thereof); (k) U.S. expatriates or former long-term residents of the U.S.; (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the U.S.; (m) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or the value of the outstanding shares of the Company; or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules."

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated "earnings and profits," as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated "earnings and profits," such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by us with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction." Subject to applicable limitations and provided we are eligible for the benefits of the Canada-U.S. Tax Convention or the Common Shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received, and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" ("PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. We believe that we were not a PFIC for our most recently completed tax year, and based on current business plans and financial expectations, we expect that we should not be a PFIC for our current tax year. We have not made any determination as to our PFIC status for future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that we have never been, are not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, after the application of certain "look-through" rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the "income test"), or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions; however, certain active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied. In addition, for purposes of the PFIC income test or asset test described above and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents or royalties that are received or accrued by us from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of any of our subsidiaries which is also a PFIC (a "Subsidiary PFIC") and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC, or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If we were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to "excess distributions" made by us on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S. Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares.

Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares pro rata over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution and any year prior to the first year in which we were a PFIC would be taxed as ordinary income in the year of the disposition or excess distribution, and amounts allocated to each other tax year would be taxed as ordinary income at the highest tax rate in effect for each such year for the applicable class of taxpayer and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements of a PFIC or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or any Subsidiary PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, (currently at the rate of 24%), if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will generally be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") generally applicable to a holder who holds Common Shares of the Company. This summary only applies to a holder who is a beneficial owner of Common Shares and who, for the purposes of the Tax Act and at all relevant times, (i) holds their Common Shares as capital property; (ii) deals at arm's length with the Company; and (iii) is not "affiliated" with the Company or any subsequent purchaser of the Common Shares (a "Holder"). Generally, the Common Shares will be considered to be capital property to a Holder provided that the Holder does not use or hold the Common Shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon: (i) the current provisions of the Tax Act and the regulations in force as of the date hereof (the "Regulations"); (ii) all specific proposals (the "Tax Proposals") to amend the Tax Act or the Regulations that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof; and (iii) counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency made publicly available prior to the date hereof. This summary assumes that all such Tax Proposals will be enacted in the form currently proposed, but no assurance can be given that they will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Common Shares in their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding, or disposition of the Common Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amounts subject to withholding tax and any capital gains or capital losses realized by a Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

Residents of Canada

This section of the summary applies to a Holder who, for the purposes of the Tax Act and at all relevant times, is, or is deemed to be, resident in Canada and holds the Common Shares as capital property (a "Resident Holder"). This summary is not applicable to: (i) a Holder that is a "specified financial institution" within the meaning of the Tax Act; (ii) an interest in which is a "tax shelter investment" within the meaning of the Tax Act; (iii) a Holder that is a "financial institution" within the meaning of section 142.2 of the Tax Act; (iv) a Holder that has elected to report its "Canadian tax results" within the meaning of the Tax Act in a currency other than Canadian currency; (v) a Holder that enters into or will enter into, with respect to the Common Shares, a "derivative forward agreement" within the meaning of the Tax Act; or (vi) a Holder that has acquired or will acquire any Common Shares upon the exercise of an employee stock option. Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident corporation, individual, trust or a group of any combination of non-resident individuals, trusts, and/or corporations who do not deal with each other at arm's length for purposes of the rules in section 212.3 of the Tax Act. Such Holders should consult their own tax advisors with respect to an investment in the Common Shares.

Certain Resident Holders whose Common Shares do not otherwise qualify as capital property may, in certain circumstances, be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such Common Shares, and any other "Canadian security" (as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors as to whether an election under subsection 39(4) of the Tax Act is available and advisable in their particular circumstances.

Dividends

A Resident Holder will be required to include in computing its income for a taxation year any taxable dividend received, or deemed to be received, on the Common Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividend will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. Taxable dividends received from a taxable Canadian corporation that are designated by the corporation as "eligible dividends" will be subject to an enhanced gross-up and tax credit regime in accordance with the rules in the Tax Act. There may be limitations on the ability of the Company to designate a dividend as an eligible dividend.

In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its income for that taxation year. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a "private corporation" or a "subject corporation," each as defined in the Tax Act, will generally be liable to pay a refundable tax under Part IV of the Tax Act on dividends received on the Common Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the year. This tax will generally be refunded to the corporation based on the amount of taxable dividends paid while it is a private corporation or a subject corporation for purposes of the Tax Act.

Disposition of Common Shares

A Resident Holder who disposes of, or is deemed for the purposes of the Tax Act to have disposed of, a Common Share will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of the Common Share immediately before the disposition or deemed disposition.

A Resident Holder will generally be required to include in computing its income for the taxation year of disposition, one-half of the amount of any capital gain (a "taxable capital gain") realized in such year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder will generally be required to deduct one half of the amount of any capital loss (an "allowable capital loss") realized in the taxation year of disposition against taxable capital gains realized in the same taxation year. Allowable capital losses in excess of taxable capital gains realized in a taxation year of disposition may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances specified in the Tax Act.

If a Resident Holder is a corporation, any capital loss realized by such Resident Holder on a disposition or deemed disposition of Common Shares may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such Common Shares (or on shares for which the Common Shares have been substituted). Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares directly or indirectly through a partnership or a trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a "Canadian controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as proposed to be defined in the Tax Act under certain Tax Proposals) may be liable to pay a refundable tax on certain investment income, including taxable capital gains realized on the disposition of Common Shares.

Alternative Minimum Tax

In general terms, a Resident Holder who is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Common Shares or realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

This section of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times: (i) is not, and is not deemed to be, resident in Canada; and (ii) does not use or hold, and will not be deemed to use or hold, Common Shares in the course of carrying on a business in Canada (a "Non-Resident Holder"). This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or an "authorized foreign bank" (as defined in the Tax Act) and such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited, or deemed under the Tax Act to be paid or credited, by the Company to a Non-Resident Holder on the Common Shares will generally be subject to Canadian non-resident withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, where the Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Income Tax Convention and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%. Not all persons who are residents of the United States will qualify for the benefits of the Convention. Non-Resident Holders who are residents of the United States are advised to consult their tax advisors in this regard.

Dispositions of Common Shares

A Non-Resident Holder who disposes of, or is deemed to have disposed of, a Common Share will not be subject to income tax under the Tax Act unless, at the time of disposition: (i) the Common Share is, or is deemed to be, "taxable Canadian property" of the Non-Resident Holder; and (ii) the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, Common Shares will not constitute taxable Canadian property to a Non-Resident Holder at a particular time provided that the Common Shares are listed at that time on a designated stock exchange (which currently includes the TSX and NYSE MKT, now renamed the NYSE American), unless (a) at any time during the 60-month period that ends at the particular time: (i) one or any combination of (A) the Non-Resident Holder, (B) persons not dealing at arm's length with the Non-Resident Holder and (C) partnerships in which the Non-Resident Holder or a person described in (B) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the Company, and (ii) more than 50% of the fair market value of the Common Shares was derived, directly or indirectly, from any combination of (A) real or immovable property situated in Canada, (B) "Canadian resource property" (as defined in the Tax Act), (C) "timber resource property" (as defined in the Tax Act), or (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not the property exists; or (b) the Common Shares are otherwise deemed under the Tax Act to be taxable Canadian property.

In July 2017, NYSE MKT, which is listed by the Department of Finance (Canada) as a "designated stock exchange," was rebranded as NYSE American. The Department of Finance (Canada) has not yet confirmed that the NYSE American is a "designated stock exchange" for purposes of the Tax Act. While the NYSE American should be considered a "designated stock exchange," this matter is not entirely free from doubt. Non-Resident Holders should consult their own advisors in this regard.

In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention between Canada and the country in which the Non- Resident Holder is resident, then the income tax consequences discussed above for Resident Holders under "Residents of Canada - Dispositions of Common Shares" will generally apply to the Non Resident Holder. Non-Resident Holders whose Common Shares are, or may be, taxable Canadian property should consult their own tax advisors.

EXPERTS

The consolidated financial statements of Energy Fuels Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Each of the following Qualified Persons, within the meaning of NI 43-101 and Subpart 1300 of Regulation S-K, have prepared a technical report for the Company or one of its subsidiaries which have been described in documents incorporated by reference herein:

  Daniel Kapostasy, P.G., SME R.M., Douglas Beahm, PE, PG SME R.M. (of BRS Inc.) and Terence P. McNulty, P.E., PHD prepared the technical report dated January 30, 2023 with an effective date of December 31, 2021 entitled "Preliminary Feasibility Study for the Sheep Mountain Project, Fremont County, Wyoming, USA."
  Mark B. Mathisen, C.P.G. (of SLR International Corporation), R. Dennis Bergen, P.Eng. (of SLR International Corporation), Jeffrey Woods, MMSA (of Woods Process Services, LLC), QP, Lee (Pat) Gochnour, MMSA QP (of Gochnour & Associates, Inc.) and Grant Malensek, M.Eng., P.Eng. (of SLR International Corporation) prepared the technical report dated February 23, 2023, amended March 6, 2024, with an effective date of December 31, 2022 entitled "Technical Report on the Pre-Feasibility Study on the Pinyon Plain Project, Coconino County, Arizona, USA."
  Grant A. Malensek, M.Eng, P.Eng. (of SLR International Corporation), Mark B. Mathisen, C.P.G. (of SLR International Corporation), David M. Robson, P.Eng., MBA (of SLR International Corporation), Jeffrey L. Woods, MMSA QP (of Woods Process Services, LLC), Phillip E. Brown, C.P.G., R.P.G. (of Consultants in Hydrogeology), and Daniel D. Kapostasy, P.G. prepared the technical report dated February 22, 2022 with an effective date of December 31, 2021 entitled "Technical Report on the Roca Honda Project, McKinley County, New Mexico, USA."
  Mark B. Mathisen, C.P.G. prepared the technical report dated February 22, 2022 with an effective date of December 31, 2021 entitled "Technical Report on the Bullfrog Project, Garfield County, Utah, USA."
  Grant A. Malensek, M.Eng., P. Eng., (of SLR International Corporation) Mark B. Mathisen, C.P.G., Jeremy Scott Collyard, PMP, MMSA QP (of SLR International Corporation), Jeffrey L. Woods, MMSA QP (of Woods Process Services, LLC) and Phillip E. Brown, C.P.G., R.P.G. (of Consultants in Hydrogeology) prepared the technical report dated February 22, 2022, amended February 8, 2023, with an effective date of December 31, 2021 entitled "Technical Report on the Nichols Ranch Project, Campbell and Johnson Counties, Wyoming, USA."
  Mark B. Mathisen, C.P.G. (of SLR International Corporation) prepared the technical report dated February 22, 2022 with an effective date of December 31, 2021 entitled "La Sal Project, San Juan County, Utah, USA."
  Daniel Kapostasy prepared certain technical disclosure in the Company's Annual Report on Form 10-K for the period ended December 31, 2023.

LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed on for us by Dentons Canada LLP, Toronto, Ontario, as to Canadian legal matters and Dorsey & Whitney LLP, Toronto, Ontario, as to U.S. legal matters. The Agents are being represented in connection with this Offering by Cooley LLP, New York, New York, as to U.S. legal matters and Stikeman Elliott LLP, Toronto, Ontario, as to Canadian legal matters.

AVAILABLE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with Canadian securities regulatory authorities and the SEC. The documents we file with or furnish to the SEC are electronically available from the SEC's Electronic Data Gathering, Analysis and Retrieval system, which is commonly known by the acronym "EDGAR," and may be accessed at www.sec.gov/edgar.

ENERGY FUELS INC.

Up to $150,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Co-Lead Agents

Cantor	BMO Capital Markets Corp.

Co-Agents

Canaccord Genuity	B. Riley Securities

March 22, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Miscellaneous Expenses		**
Total	$	**

* To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

** These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer, a former director or officer or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his conduct was lawful. Further, the Registrant may, with court approval, indemnify a person described above in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills conditions (i) and (ii) above. An individual as described above is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything the individual ought to have done, and he fulfills conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), the by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, and such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided that (i) (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the individual's conduct was lawful.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

Exhibit No.	Document Description
1.1	Controlled Equity OfferingSM Sales Agreement by and among Energy Fuels Inc., Cantor Fitzgerald & Co., BMO Capital Markets Corp., Canaccord Genuity LLC and B. Riley Securities, Inc.

1.2*	Form of Underwriting Agreement

4.1	Shareholder Rights Plan between Energy Fuels Inc. and American Stock Transfer & Trust Company, LLC dated March 18, 2021 (1)

4.2*	Form of Warrant

4.3*	Form of Warrant Agreement

4.4*	Form of Subscription Rights Certificate

4.5*	Form of Preferred Share Certificate

4.6*	Form of Debt Security

4.7	Form of Indenture

4.8*	Form of Unit

4.9*	Form of Unit Agreement

5.1	Opinion of Dentons Canada LLP with respect to the base shelf prospectus

5.2	Opinion of Dorsey & Whitney LLP with respect to the base shelf prospectus

5.3	Opinion of Dentons Canada LLP with respect to the at the market offering prospectus supplement

8.1	Tax Opinion of Dorsey & Whitney LLP with respect to the at the market offering prospectus supplement

23.1	Consent of KPMG LLP

23.2	Consent of Grant A. Malensek

23.3	Consent of Jeremy Scott Collyard

23.4	Consent of Phillip E. Brown

23.5	Consent of David M. Robson

23.6	Consent of Mark B. Mathisen

Exhibit No.	Document Description

23.7	Consent of Douglas L. Beahm

23.8	Consent of Daniel Kapostasy

23.9	Consent of Terence McNulty

23.10	Consent of Jeffrey Woods

23.11	Consent of R. Dennis Bergen

23.12	Consent of Lee (Pat) Gochnour

23.13	Consent of Smythe LLP

23.15	Consent of Dentons Canada LLP (included in Exhibit 5.1 and Exhibit 5.3)

23.16	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2 and Exhibit 8.1)

24.1	Powers of Attorney (included on signature page hereto)

25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act

107	Fee Table

* To be filed by post-effective amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

___________________________

(1) Incorporated by reference to Appendix B of Energy Fuels' Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2021.

ITEM 17 - UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, United States of America on March 22, 2024.

ENERGY FUELS INC.

By:	/s/ Mark S. Chalmers
Name:	Mark S. Chalmers
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark S. Chalmers and Nathan Bennett as his or her attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Title	Date

/s/ Mark S. Chalmers	President, Chief Executive Officer and Director	March 22, 2024
Mark S. Chalmers	(Principal Executive Officer)

/s/ Nathan Bennett	Interim Chief Financial Officer	March 22, 2024
Nathan Bennett	(Principal Financial and Accounting Officer)

/s/ J. Birks Bovaird	Director	March 22, 2024
J. Birks Bovaird

/s/ Benjamin Eshleman III	Director	March 22, 2024
Benjamin Eshleman III

/s/ Barbara A. Filas	Director	March 22, 2024
Barbara A. Filas

/s/ Bruce D. Hansen	Director	March 22, 2024
Bruce D. Hansen

/s/ Dennis L. Higgs	Director	March 22, 2024
Dennis L. Higgs

/s/ Robert W. Kirkwood	Director	March 22, 2024
Robert W. Kirkwood

/s/ Alexander G. Morrison	Director	March 22, 2024
Alexander G. Morrison

/s/ Ivy V. Estabrooke	Director	March 22, 2024
Ivy V. Estabrooke

/s/ Jaqueline Herrera	Director	March 22, 2024
Jaqueline Herrera

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned representative in the United States of Energy Fuels Inc. has signed this registration statement on March 22, 2024.

Authorized United States Representative

By:	/s/ Mark S. Chalmers
Name:	Mark S. Chalmers
Title:	President and Chief Executive Officer